Exhibit 10.15
ABC/DTC/ABF
Long-Term (3-Year) Incentive Compensation Plan — Total
Pursuant to the Arkansas Best Corporation (“ABC” or “Company”) 2005 Ownership Incentive Plan, the Company’s Board of Directors Compensation Committee (the “Compensation Committee”) has adopted the “Long-Term Incentive Compensation Plan — Total” (“Total Plan”) and has determined that the Total Plan will include the following prorated portions for the three-year period beginning [___] and ending [___]:
Long-Term Incentive Compensation Plan — ROCE Portion (“ROCE Portion”, attached): 60% weighting Long-Term Incentive Compensation Plan — Growth Portion (“Growth Portion”, attached): 40% weighting
The ROCE Portion weighting and Growth Portion weighting are determined by the Compensation Committee for each Measurement Period.
I. Defined Terms
Base Salary. Base Salary for participants other than Executive Officers is defined as total base salary paid, while an eligible participant in the Plan, for the Measurement Period divided by the number of months in the Measurement Period multiplied by twelve. Base Salary is not reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but does not include any payments under the Plan, any stock option or other type of equity plan, or any other bonuses, incentive pay or special awards.
Base Salary for Executive Officers. Base Salary for Executive Officers (Executive Officer for this purpose is defined an employee who, as of the last day of the applicable Plan Year, is covered by the compensation limitations of Code Section 162(m) or the regulations issued thereunder) is defined as total base salary paid, while an eligible participant in the Plan, for the Measurement Period divided by the number of months in the Measurement Period multiplied by twelve, but in no event shall the Base Salary for an Executive Officer exceed the monthly base salary for the Executive Officer as most recently approved by the Compensation Committee as of the end of the day on which the Plan is approved for the Measurement Period, multiplied by twelve, multiplied by 150%. Base Salary is not reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but does not include any payments under the Plan, any stock option or other type of equity plan, or any other bonuses, incentive pay or special awards.
Cause. Cause shall mean (i) Participant’s gross misconduct or fraud in the performance of Participant’s duties to the Company or any Subsidiary; (ii) Participant’s conviction or guilty plea or pleas of nolo contendere with respect to any felony or act of moral turpitude; (iii) Participant’s engaging in any material act of theft or material misappropriation of Company or any Subsidiary’s property, or (iv) Participant’s material breach of the Company’s Code of Conduct, as such Code may be revised from time to time.
Disability. Disability shall mean a condition under which the Participant either (A) is unable to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (B) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months under an accident or health plan covering employees of the Company or any Subsidiary.
Good Reason. Good Reason shall mean (i) any material adverse diminution in Participant’s title, duties, or responsibilities; (ii) a reduction in Participant’s base salary or employee benefits (including reducing Participant’s level of participation or bonus award opportunity in the Company’s or a Subsidiary’s incentive compensation plans)

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
or (iii) a relocation of Participant’s principal place of employment of more than 50 miles without the prior consent of Participant.
Measurement Period. The Measurement Period is [___] to [___].
Retirement. Retirement shall mean Participant’s retirement from active employment by or service with the Company or Subsidiary at or after age 55 or greater, so long as the Participant has, as of the date of such retirement, at least 10 years of service with the Company or any Subsidiary.
The Committee has set the maximum award that any individual may earn under this “Long-Term Incentive Compensation Plan — Total” for the Measurement Period at $2 million.
The terms of the Long-Term Incentive Compensation Plan — ROCE Portion and the Long-Term Incentive Compensation Plan — Growth Portion are incorporated into the Long-Term Incentive Compensation Plan.
II. Participants
Participants in the Total Plan are the following job positions (who are not active participants in ABC or a Subsidiary’s Supplemental Benefit Plan or Deferred Salary Agreement program) and other job positions or key employees as may be specifically approved by the Compensation Committee from time-to-time:

Company	Job Positions
Arkansas Best Corporation	President — CEO, Senior Vice Presidents, Vice Presidents
ABF Freight System, Inc.	President — COO, Senior Vice Presidents, Vice Presidents
Data-Tronics Corp.	President
An employee may not become a Participant after the 12th month of the Measurement Period.

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
III. 2005 Ownership Incentive Plan
Defined terms in the 2005 Ownership Incentive Plan shall have the same meaning in this Total Plan, except where the context otherwise requires.
No term or provision in this Total Plan may conflict with any term or provision of the 2005 Ownership Incentive Plan. It is specifically intended that the Total Plan, ROCE Portion and Growth Portion be an “Award Agreement” and the benefits paid hereunder be an “Award” under the terms of the 2005 Ownership Incentive Plan.

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
ABC/DTC/ABF
Long-Term (3-Year) Incentive Compensation Plan — ROCE Portion
The Arkansas Best Corporation Board of Directors Compensation Committee has adopted this ROCE Portion of the Total Plan (“ROCE Portion”), including the following Individual Award Opportunities, Performance Measures and Participants for Arkansas Best Corporation, Data-Tronics Corp. and ABF Freight System, Inc. (“ABF”) for the three-year period beginning [___] and ending [___].
I. Individual Award Opportunities
The Individual Award Opportunities provided by this ROCE Portion are based on (a) achieving certain levels of performance for ABC’s consolidated Return on Capital Employed (“ROCE”) and (b) your Incentive Award Salary Factor. The formula below illustrates how your benefit is computed:
Your Benefit = [Performance Factor Earned x Your Incentive Award Salary Factor x Your Base Salary x ROCE Portion Weighting]. If your job position changes during the Measurement Period, your Benefit will be prorated based on the period you are an eligible participant in the Plan, the applicable Performance Factor Earned, Your Incentive Award Salary Factor and Your Base Salary assigned to each of the eligible Job Positions listed in the Total Plan, which you held during the Measurement Period. If you die, are Disabled or Retire as provided for under Section V below, your Benefit will be prorated by the number of months of the Measurement Period you participated in the ROCE Portion.
A.	Performance Factor Earned. Performance Factor Earned is shown in Table 1 of Appendix A and depends on the ROCE achieved by ABC for the year.

B.	Incentive Award Salary Factor. Incentive Award Salary Factor is a percentage of your Base Salary. The percentage varies for each level of management within the company. The Incentive Award Salary Factors are listed in Table 2 of Appendix A.
II. Performance Measure
ROCE for ABC is calculated as the following ratio for the Measurement Period:
Net Income + After-tax Effect of Interest Expense + After-tax Effect of Imputed Interest Expense
Average Equity + Average Debt + Average Imputed Debt
Divided by 3
“Net Income” for the ROCE calculation is net income for the Measurement Period determined in accordance with Generally Accepted Accounting Principles after taking into account the Section III Required Adjustments, except that:
(i)	The following item will be deducted:
a.	3/10ths of the 2006 after-tax settlement accounting charge will be deducted from net income.
(ii)	The following item will be added back:
a.	The after-tax long-term incentive compensation earned under the Total Plan.

b.	The after-tax fees charged by strategic planning consultant.

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
c.	The after-tax direct third party expenses associated with an acquisition by ABC or any Subsidiary, to the extent the items were added back under the [___],[___] and [___] ABC Annual Incentive Compensation Plans.
(iii)	The operating results (all revenue and expenses) for any business acquired between the beginning of the Measurement Period and the end of the Measurement Period shall be excluded from the calculation of Net Income in the numerator of the ratio for the period from the acquisition date to the next December 31st and included thereafter. Any Acquisition Debt attributable to the business acquired (either directly held by the business or incurred to acquire the business) shall be included in the denominator based on the weighted average of the Acquisition Debt from the beginning of the year following the acquisition to the end of the Measurement Period.
“Interest Expense” for the ROCE calculation is (i) interest on all long and short-term indebtedness and other interest bearing obligations and (ii) deferred financing cost amortization and other financing costs, including letters of credit fees for the Measurement Period.
“Imputed Interest Expense” consists of the interest attributable to Average Imputed Debt assuming an interest rate of 7.5% for the Measurement Period.
“Average Equity” is the average of the beginning of the Measurement Period and the end of the Measurement Period stockholder’s equity.
“Average Debt” is the average of the beginning of the Measurement Period and the end of the Measurement Period current and long-term debt.
“Average Imputed Debt” consists of the average of the beginning of the Measurement Period and the end of the Measurement Period present value of all payments determined using an interest rate of 7.5% on operating leases of revenue equipment with an initial term of more than two years.
III. Required Adjustments
The following adjustments shall be made:
Net Income for the Performance Measure shall be adjusted to exclude any of the following events: (i) losses due to changes in the tax law or other such laws or regulations affecting reported results, (ii) accruals for reorganization and restructuring programs, (iii) goodwill impairment charges, (iv) any extraordinary, unusual or non-recurring item as described in Accounting Principles Board Opinion (“ABP”) No. 30, (v) any change in accounting principle as defined in Financial Accounting Standards No.154, and (vi) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.
IV. Discretionary Adjustments
Prior to a Change In Control, the Compensation Committee may reduce any Participant’s Final Award if the Compensation Committee determines, in its sole discretion, that events have occurred or facts have become known which would make a reduction appropriate and equitable.
V. Effect of Termination of Employment; Change in Control
(a)	General. Except as provided in subparts (b) or (c), upon a termination of Participant’s employment with the Company or any Subsidiary for any reason prior to the completion of the Measurement Period, the Participant shall not be entitled to any Benefit under this ROCE Portion.

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
(b)	Death; Disability; Retirement. Upon termination of Participant’s employment with the Company or any Subsidiary by reason of Participant’s death, Disability or Retirement (as defined in the Total Plan), Participant’s Benefit shall be prorated as provided for under Section I above, provided that Participant’s Benefit shall be computed and paid in the normal course of business after the end of the Measurement Period. Provided, however, an employee must have completed at least 12 months of the Measurement Period to be entitled to a Benefit under this Section V(b).

(c)	Change in Control. Upon termination of Participant’s employment with the Company or any Subsidiary without Cause (as defined in the Total Plan) or by Participant for Good Reason (as defined in the Total Plan), in either case, within the 24-month period following a Change in Control, Participant shall be entitled to immediate payment of the greater of the following:
(y)	100% of the Participant’s “Incentive Award Salary Factor” under Table 2 of Appendix A, or

(z)	The actual percentage of “Performance Factor Award Earned” under Table 1 of Appendix A, calculated as if the Measurement Period ended on Participant’s employment termination date.

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
Appendix A
[______]-[______] LTIP — ROCE Portion
Table 1

Three-Year Average Return on
Capital Employed
(“ROCE”)	Performance Factor Earned
3%	30%
4%	40%
5%	50%
6%	60%
7%	70%
8%	80%
9%	90%
10%	100%
11%	120%
12%	140%
13%	160%
14%	190%
15%	220%
Above 15%	Increase Performance Factor by 30% for each percentage point above 15% ROCE
Table 2

Incentive Award Salary Factor
Job Title	(“Salary Factor”)
ABC — President & CEO	[___]	%
ABF — President & COO	[___]	%
ABC & ABF — SVPs	[___]	%
ABC & ABF- VPs, DTC President	[___]	%
ROCE Portion Weighting: 60%

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
ABC/DTC/ABF
Long-Term (3-Year) Incentive Compensation Plan — Growth Portion
The Arkansas Best Corporation Board of Directors Compensation Committee has adopted this Growth Portion of the Total Plan (“Growth Portion”), including the following Individual Award Opportunities, Performance Measures, and Participants for Arkansas Best Corporation, Data-Tronics Corp. and ABF Freight System, Inc. (“ABF”) for the three-year period beginning [___]and ending [___].
I. Individual Award Opportunities
The Individual Award Opportunities provided by the Growth Portion are based on (a) achieving certain levels of Compounded Annual Growth Rate of Consolidated Earnings per Share and (b) your Incentive Award Salary Factor. The formula below illustrates how this portion of your benefit is computed:
Your Benefit = [Performance Factor Earned x Your Incentive Award Salary Factor x Your Base Salary x Growth Portion Weighting]. If your job position changes during the Measurement Period, your Benefit will be prorated based on the period you are an eligible participant in the Plan, the applicable Performance Factor Earned, Your Incentive Award Salary Factor and Your Base Salary assigned to each of the eligible Job Positions listed in the Total Plan, which you held during the Measurement Period. If you die, are Disabled or Retire as provided for under Section VI (b) below, your Benefit will be prorated by the number of months of the Measurement Period you participated in the Growth Portion.
A.	Performance Factor Earned. The Performance Factor Earned is shown in Table 1 of Appendix B and depends on the Compounded Annual Growth Rate of Consolidated Earnings per Share achieved by ABC for the Measurement Period.
B.	Incentive Award Salary Factor. Incentive Award Salary Factor is a percentage of your Base Salary. The percentage varies for each level of management within the Company. The Incentive Award Salary Factors are listed in Table 2 of Appendix B.
II. Performance Measure
“The Compounded Annual Growth Rate of Consolidated Earnings per Share” is defined as the increase in [___] Consolidated Earnings per Share over the straight average of Consolidated Earnings per Share for [___],[___] and [___] expressed as a compounded annual growth rate for the Measurement Period. Consolidated Earnings per Share is defined as ABC’s Consolidated Earnings per Share determined in accordance with Generally Accepted Accounting Principles after taking into account the Section III Required Adjustments, except that:
(i)	The following item will be added back in determining the Consolidated Earnings per Share:
a.	The after-tax long-term incentive compensation earned under the Total Plan.

b.	The after-tax fees charged by strategic planning consultant.

c.	The after-tax direct third party expenses associated with an acquisition by ABC or any Subsidiary, to the extent the items were added back under the [___],[___] and [___] ABC Annual Incentive Compensation Plans.
(ii)	In determining the Consolidated Earnings per Share, the operating results (all revenue and expenses) for any business acquired between the beginning of the Measurement Period and the

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
end of the Measurement Period shall be excluded from the calculation for the period from the acquisition date to the next December 31st and included thereafter.
The Performance Measure for the Growth Portion is based upon achieving the Compounded Annual Growth Rate of Consolidated Earnings per Share levels outlined in the Individual Award Opportunities section above.
III. Required Adjustments
The following adjustments shall be made:

In determining Consolidated Earnings per Share for the Performance Measure, the operating results shall be adjusted to exclude any of the following events: (i) losses due to changes in the tax law or other such laws or regulations affecting reported results, (ii) accruals for reorganization and restructuring programs, (iii) goodwill impairment charges, (iv) any extraordinary, unusual or non-recurring item as described in Accounting Principles Board Opinion (“ABP”) No. 30, (v) any change in accounting principle as defined in Financial Accounting Standards No.154, and (vi) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.
IV. Discretionary Adjustments
Prior to a Change In Control, the Compensation Committee may reduce any Participant’s Final Award if the Compensation Committee determines, in its sole discretion, that events have occurred or facts have become known which would make a reduction appropriate and equitable.
V. Other Adjustments
In the event that there is any change in the common stock of the Company as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company all share and earnings per share amounts will be adjusted appropriately.
VI. Effect of Termination of Employment; Change in Control
(a) General. Except as provided in subparts (b) or (c), upon a termination of Participant’s employment with the Company or any Subsidiary for any reason prior to the completion of the Measurement Period, the Participant shall not be entitled to any Benefit under this Growth Portion.

(b) Death; Disability; Retirement. Upon termination of Participant’s employment with the Company or any Subsidiary by reason of Participant’s death, Disability or Retirement (as defined in the Total Plan), Participant’s Benefit shall be prorated as provided for under Section I above, provided that Participant’s Benefit shall be computed and paid in the normal course of business after the end of the Measurement Period. Provided, however, an employee must have completed at least 12 months of the Measurement Period to be entitled to a Benefit under this Section VI (b).

(c) Change in Control. Upon termination of Participant’s employment with the Company or any Subsidiary without Cause (as defined in the Total Plan) or by Participant for Good Reason (as defined in the Total Plan), in either case, within the 24-month period following a Change in Control, Participant shall be entitled to immediate payment of the greater of the following:
(y)	100% of the Participant’s “Incentive Award Salary Factor” under Table 2 of Appendix B, or

(z)	The actual percentage of “Performance Factor Earned” under Table 1 of Appendix B,

Arkansas Best Corporation.
[___] Long-Term Incentive Compensation Plan
calculated as if the Measurement Period ended on Participant’s employment termination date.
Appendix B
[___] - [___] LTIP — Growth Portion
Table 1

Compounded Annual Growth Rate of
Consolidated Earnings per Share	Performance Factor Earned
4%	20%
5%	40%
6%	60%
7%	80%
8%	100%
9%	120%
10%	140%
11%	160%
12%	180%
13%	210%
Above 13%	Increase Performance Factor by 30% for each 1% increase in the Compounded Annual Growth Rate of Consolidated Earnings per Share in excess of 13%
Table 2

Incentive Award Salary Factor
Job Title	(“Salary Factor”)
ABC — President — CEO	[___]	%
ABF — President — COO	[___]	%
ABC & ABF— SVPs	[___]	%
ABC & ABF — VPs, DTC President	[___]	%
Growth Portion Weighting: 40%